Exhibit 10.24

SIXTH AMENDMENT TO MORTGAGE NOTE

TIDS SIXTH AMENDMENT TO MORTGAGE NOTE (this “Agreement”) is made as of February 9th, 2026, to be effective as of February 1, 2026 by and between 165 TOWNSHIP LINE ROAD OWNER LLC, a Delaware limited liability company (“Borrower”), and WILMINGTON SAVINGS FUND SOCIETY, FSB, a federal savings bank (“Lender”), successor by merger to BENEFICIAL BANK.

BACKGROUND

A. Pursuant to a Construction Loan and Security Agreement dated October 20, 2017, as amended by a First Amendment to Construction Loan and Security Agreement dated January 31, 2020, a Second Amendment to Construction Loan and Security Agreement dated October 24, 2024, a Third Amendment to Construction Loan and Security Agreement dated April 8, 2025, a Fourth Amendment to Construction Loan and Security Agreement dated July 21, 2025, a Fifth Amendment to Construction Loan and Security Agreement dated October 15, 2025, a Sixth Amendment to Construction Loan and Security Agreement dated November 20, 2025, and a Seventh Amendment to Construction Loan and Security Agreement dated on or about the date hereof (collectively, the “Loan Agreement”), Lender made two loans to Borrower in the aggregate principal amount of $9,2250.00 (collectively, the “Loan”). A portion of the Loan in the principal amount of $8,558,000 (the “Acquisition Loan”) is evidenced by a Mortgage Note dated October 20, 2017 from Borrower in favor of Lender, as amended by a First Amendment to Mortgage Note dated October 24, 2024 (the “First Amendment to Acquisition Note”), a Second Amendment to Mortgage Note dated April 8, 2025, a Third Amendment to Mortgage Note dated July 21, 2025, a Fourth Amendment to Mortgage Note dated October 15, 2025, and a Fifth Amendment to Mortgage Note dated November 20, 2025 (collectively, the “Acquisition Note”).

B. The parties hereto desire to modify the Acquisition Note on the terms and conditions hereinafter set forth.

NOW, THEREFORE, intending to be legally bound hereby, and in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All capitalized terms used herein without definition shall have the same meanings given to such terms in the Acquisition Note.

2. Extension of Maturity Date. The Maturity Date is hereby extended to January 1, 2027.

3. Monthly Payments of Interest Only. Notwithstanding anything set forth in the Acquisition Note to the contrary, commencing February 1, 2026 and continuing on the first day of each Interest Period thereafter, Borrower shall pay interest only on the outstanding principal balance of the Loan in arrears at the applicable Interest Rate, and Borrower shall not be required to make any monthly principal payment. On the Maturity Date, the entire unpaid principal amount of the Acquisition Loan, together with all accrued and unpaid interest thereon, shall be due and payable.

4. Representations and Warranties. Borrower represents and warrants to Lender that: (i) as of the date hereof, the outstanding principal balance of the Acquisition Note as of the date hereof is $5,615,444.78; (ii) such sum is due and owing with interest in accordance with the terms of the Acquisition Note, as amended hereby; and (iii) Borrower has no defenses, claims or offsets thereto.

5. Miscellaneous.

(a) Conflicts. If any of the provisions of this Agreement conflict with the provisions of the Acquisition Note, the provisions of this Agreement shall control.

(b) Ratification. Except as modified herein, the terms and conditions of the Acquisition Note remain in full force and effect. Without limiting the generality of the preceding sentence, except as modified herein, all rights and remedies of Lender under the Acquisition Note (including, without limitation, the warrant to confess judgment against Borrower contained Section 14 of the Original Acquisition Note), survive the making of this Agreement and shall continue in full force and effect.

(c) Governing Law; Binding Effect. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(d) Expenses. Borrower agrees to pay all of Lender’s fees incurred in connection with this Agreement, including, without limitation, reasonable attorneys’ fees.

(e) Captions. The captions contained herein are not a part of this Agreement; they are only for the convenience of the parties hereto and do not in any way modify, amplify or give full notice of any of the terms or conditions of this Agreement.

(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

BORROWER:

165 TOWNSHIP LINE ROAD OWNER LLC, a Delaware limited liability company

By:	165 TOWNSHIP LINE ROAD MEMBER LLC, a Delaware limited liability company, its sole member

By:	165 Township Line Road Managing Member, a Delaware limited liability company, its managing member

By:	JOSS Realty Partners B LLC, a Delaware limited liability company, its managing member

By:	/s/ Larry Botel
Larry Botel, Sole member

LENDER:

WILMINGTON SAVINGS FUND SOCIETY, FSB

By:	/s/ Paul F. Glanville
	Name:	Paul F. Glanville
	Title:	Senior Vice President

[Remainder of page intentionally left blank;
Joinder/Acknowledgement continues on following page]

[Signature Page to Sixth Amendment to Acquisition Note (165 Township Line Road)]

JOINDER OF GUARANTOR

Guarantor hereby joins in this Agreement solely to acknowledge his consent thereto and to confirm that: the Guaranty and the Environmental Indemnity remain unmodified and in full force and effect; Guarantor has no defenses to such documents; and Guarantor hereby releases, waives and relinquishes to Lender any defense that Guarantor may or might have had based on any action, inaction, or other matter relating to such documents or the Loan, from October 20, 2017 to the date of this Agreement.

GUARANTOR:

/s/ Larry Botel
LARRY BOTEL

[Signature Page to Sixth Amendment to Acquisition Note (165 Township Line Road)]

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